EXHIBIT 99.1


                                   RESIGNATION




         I, Charles J. Hinkaty, hereby resign from my position as a member of the Board of Directors of (i) DLI Holding Corp., (ii) DLI Holding II Corp.,
(iii) Del Laboratories, Inc., (iv) DLI International Holding I Corp., (v) DLI International Holding II Corp., (vi) Del Pharmaceuticals, Inc., (vii) 565 Broad Hollow Realty Corp., (viii) Del Professional Products, Inc., (ix) Sally Hansen, Inc., (x) Del International, Inc., (xi) Del Laboratories (Canada) Inc., (xii) Del Pharmaceutics (Canada) Inc., (xiii) Laboratorios Del de Mexico, S.A. de C.V., (xiv) Del Laboratories (U.K.) Limited and (xv) Del Pharmaceuticals Limited effective immediately upon the closing of the transactions contemplated by the Agreement and Plan of Merger, dated as of December 6, 2007, by and among DLI Holding Corp., Bella Acquisition, Inc., Coty Inc. and DLI Holding LLC.




Dated: December 31, 2007.







                                                     ---------------------------
                                                     Charles J. Hinkaty